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                                                                    Exhibit 99.2

                         Notice of Guaranteed Delivery

                                      for

                              Rights Certificates

                                   Issued by

                             SAMSONITE CORPORATION

  This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated September , 1999 (the "Prospectus") of Samsonite Corporation, a Delaware corporation ("Samsonite"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Rights Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on October , 1999, unless such time is extended by Samsonite as described in the Prospectus (as it may be extended, the "Expiration Date"). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering--Method of Subscription-- Exercise of Rights" in the Prospectus.

  Payment of the Subscription Price of $6.00 per share for each share of Samsonite's Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights Offering--Method of Subscription--Exercise of Rights" in the Prospectus.

                        The Subscription Agent is:

 If by Mail or Telegram:          If by Hand:         If by Overnight Courier:
     EquiServe               Securities Transfer &         EquiServe
                           Reporting Services, Inc.
 Attn: Corporate Action                                Attn: Corporate Actions
   P.O. Box 9573              c/o EquiServe           40 Campanelli Drive
  Boston, MA 02205-9573        100 Williams St.,      Braintree, MA 02184
                                 Galleria
                              New York, NY 10038

                            Facsimile Transmission:     Telephone Number for
    Confirm Facsimile                                       Information:
  Receipt by Telephone:       (781) 575-4826
                                                         (781) 575-3100
   (781) 575-4816

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

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Ladies and Gentlemen:

  The undersigned hereby represents that the undersigned is the holder of
Rights Certificate(s) representing    Rights and that such Rights
Certificate(s) cannot be delivered to the Subscription and Information Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic
Subscription Privilege to subscribe for    share(s) of Common Stock with
respect to each of    Rights represented by such Rights Certificate(s) and (ii)
the Over-Subscription Privilege relating to such Rights, to the extent that shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights (the "Excess Shares") are available therefor, for an
aggregate of up to    Excess Shares, subject to availability and proration.

  The undersigned understands that payment of the Subscription Price of $6.00 per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of
$   either (check appropriate box):

     [_]is being delivered to the Subscription Agent herewith
                                       or

     [_]has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

    [_]Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

     [_]Certified check

     [_]Bank draft (cashier's check)

     [_]Money order

       --Name of maker:

    ----------------------------------------------------
       --Date of check, draft or money order:

    ----------------------------------------------------
       --Check, draft or money order number:

    ----------------------------------------------------
       --Bank on which check is drawn or issuer of money order:

    ----------------------------------------------------

Signature(s) ________________________     Address _____________________________

-------------------------------------     -------------------------------------

Name(s) ________________________________________________________________________
                             (Please type or print)

Area code and Tel. no(s) ____________     Rights Certificate No(s). (if
                                          available) __________________________

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                             GUARANTEE OF DELIVERY
          (Not To Be Used For Rights Certificate Signature Guarantee)

  The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

-------------------------------------     Dated: ______________________________

-------------------------------------     -------------------------------------

-------------------------------------     -------------------------------------
              (Address)                              (Name of Firm)

-------------------------------------     -------------------------------------
  (Area Code and Telephone Number)               (Authorized Signature)

  The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period shown in this prospectus. Failure to do so could result in a financial loss to such institution.

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